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                                                                    EXHIBIT 10.4

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made as of this 20th day of March, 2000 (the "First Amendment Effective Date"), by and between TST 555/575 MARKET, L.L.C., a Delaware limited liability company ("Landlord"), and ENGAGE TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                                    RECITALS:

     Landlord and Tenant are parties to that certain written Lease (the "Lease"), dated as of December 22, 1999, under the terms of which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises (the "Initial Premises") comprising the 4th, 5th and 6th floors of the office building located at 575 Market Street, San Francisco, California (the "Building").

     Landlord and Tenant now desire to amend the Lease to expand the Initial Premises to encompass the 7th, 8th and 9th floors of the Building, comprising approximately 35,013 rentable square feet, as more particularly described on Exhibits A-4, A-5 and A-6 attached hereto (the "Expansion Premises").

     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

     All defined terms as used in this First Amendment shall have the same meanings ascribed to them in the Lease, unless otherwise expressly set forth herein.

     Article 1 of the Lease is hereby amended in its entirety to read as follows:

                                    ARTICLE 1

                             BASIC LEASE PROVISIONS

BLOCK ONE           The 5th and 6th floors of the Building, as more particularly described on Exhibit A-1 and A-2 attached hereto.

BLOCK TWO           The 4th floor of the Building, as more particularly
                    described on Exhibit A-3 attached hereto.

BLOCK THREE         The 7th, 8th and 9th floors of the Building, as more
                    particularly described on Exhibits A-4, A-5 and A-6 attached hereto.

PREMISES            Block One, Block Two and Block Three.

BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 575 Market Street, San Francisco, California.

REAL PROPERTY       The Building, together with the plot of land upon which it stands.

COMMENCEMENT DATE   December 22, 1999.

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RENT COMMENCEMENT   The earlier to occur of (a) the 46th calendar day following
DATE (BLOCK ONE)    the Commencement Date; and (b) the date Tenant physically
                    occupies Block One for purposes of commencing the conducting of its business operations therein.

SCHEDULED RENT      July 15, 2000
COMMENCEMENT DATE
(BLOCK TWO)

RENT COMMENCEMENT   The earlier to occur of (a) the date Tenant physically
DATE (BLOCK TWO)    occupies Block Two for purposes of commencing the conducting of its business operations therein; and (b) 46 calendar days following the vacation of Block Two by the existing tenant thereof and tender of possession of Block Two free from all personalty and debris, delivery of keys thereto and reasonable access thereto.

SCHEDULED DELIVERY  May 8, 2000
DATE (BLOCK THREE)

RENT COMMENCEMENT   The earlier to occur of (a) the 46th calendar day following
DATE (BLOCK THREE)  the date Landlord tenders possession of Block Three to
                    Tenant free from all personalty and debris, delivery of keys thereto and reasonable access thereto for purposes of commencement of construction; and (b) the date Tenant physically occupies Block Three for purposes of commencing the conduct of its business operations therein.

EXPIRATION DATE     July 31, 2005.

TERM The period commencing on the Commencement Date (Block One) and ending on the Expiration Date.

PERMITTED USES      Executive and general offices including computer data and
                    laboratory rooms for the transaction of Tenant's business in keeping with Comparable Buildings.

BASE YEAR           Calendar year 2000.

TENANT'S            Block One:        5.0950%
PROPORTIONATE       Block Two:        2.5475%
SHARE               Block Three:      7.6425%
                    Premises:         15.2850%

AGREED AREA OF      458,136 rentable square feet.
BUILDING

AGREED AREA OF      Block One:     23,342 rentable square feet
PREMISES            Block Two:     11,671 rentable square feet
                    Block Three:   35,013 rentable square feet
                    Premises:      70,026 rentable square feet

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FIXED RENT (BLOCK   From the Rent Commencement Date (Block One) through the day
ONE AND BLOCK TWO)  preceding the Rent Commencement Date (Block Two),
                    $1,120,416.00 per annum ($93,368.00 per month) and from the Rent Commencement Date (Block Two) through the Expiration Date, $1,680,624.00 ($140,052.00 per month).

FIXED RENT (BLOCK   From the Rent Commencement Date (Block Three) through the
THREE)              Expiration Date, $1,995,741.00 ($166,311.75 per month).

ADDITIONAL RENT     All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant's Tax Payment, Tenant's
                    Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant's failure to perform any of its obligations under this Lease.

RENT                Fixed Rent and Additional Rent, collectively.

INTEREST RATE       The lesser of (i) 4% per annum above the then-current Base
                    Rate, or (ii) the maximum rate permitted by applicable law.

SECURITY DEPOSIT    $1,500,000.00 (subject to reduction as described in Article
(BLOCK ONE AND      28).
BLOCK TWO)

SECURITY DEPOSIT    $2,494,676.00 (subject to reduction as described in Article
(BLOCK THREE)       28).

TENANT'S ADDRESS
FOR NOTICES         Engage Technologies, Inc.
                    100 Brickstone Square
                    Andover, Massachusetts  01810
                    Attn: General Counsel

                    Copies to:

                    Hale and Dorr LLP
                    60 State Street
                    Boston, Massachusetts  02109
                    Attn:  Pamela Coravos, Esq.

                    and

                    CMGI, Inc.
                    100 Brickstone Square
                    Andover, Massachusetts  01810

                    Attn:  General Counsel

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LANDLORD'S ADDRESS  TST 555/575, L.L.C.
FOR NOTICES         c/o Tishman Speyer Properties, L.P.
                    520 Madison Avenue, Sixth Floor
                    New York, New York  10022
                    Attn:  Chief Financial Officer

                    Copies to:

                    TST 555/575 Market, L.L.C.
                    c/o Tishman Speyer Properties, L.P.
                    575 Market Street, 20th Floor
                    San Francisco, California  94105
                    Attn: Property Manager

                    and:

                    Tishman Speyer Properties, L.P.
                    520 Madison Avenue, Sixth Floor
                    New York, New York  10022
                    Attn:  General Counsel

TENANT'S BROKER     Cushman Realty Corporation and CRF Partners, Inc.

LANDLORD'S AGENT    Tishman Speyer Properties, L.P. or any other person
                    designated at any time and from time to time by Landlord as Landlord's Agent and their successors and assigns.

LANDLORD'S          $350,130.00 ($15.00 per rentable square foot).
CONTRIBUTION (BLOCK
ONE)

LANDLORD'S          $233,420.00 ($20.00 per rentable square foot).
CONTRIBUTION (BLOCK
TWO)

LANDLORD'S          $700,260.00 ($20.00 per rentable square foot).
CONTRIBUTION (BLOCK
THREE)

PARKING PRIVILEGES  6

ALL CAPITALIZED TERMS USED IN THIS LEASE WITHOUT DEFINITION ARE DEFINED IN EXHIBIT B.


     Section 2.2 of the Lease is hereby amended by the addition of the following:

          If Landlord does not tender possession of Block Three to Tenant on or before the Scheduled Delivery Date (Block Three), for any reason whatsoever, Landlord shall not be liable for any damage thereby, and this Lease shall not be void or voidable thereby. No failure to tender possession of the applicable portion of the Premises to Tenant on or

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          before the Scheduled Delivery Date (Block Three) shall in any way affect any other obligations of Tenant hereunder; provided, however, that Landlord shall use its commercially reasonable efforts to recover possession of Block Three by the Scheduled Delivery Date, or as soon thereafter as is reasonably feasible (without any obligation to commence any unlawful detainer proceedings against Chevron Corporation). In addition, Landlord covenants and agrees not to amend the lease with Chevron Corporation in order to grant Chevron Corporation the right to remain in possession of Block Three after May 31, 2000. The occurrence of the Rent Commencement Date (Block Three) shall be determined on a floor-by-floor basis, and if Landlord is delayed in recovering possession of one or more floors comprising Block Three, such delay shall not affect the occurrence of the Rent Commencement Date (Block Three) for such floors as Landlord has recovered possession.

     Section 2.4 of the Lease is hereby amended to provide that, upon execution of this First Amendment, Tenant shall pay one month's Fixed Rent applicable to Block Three.

     Article 4 of the Lease is hereby amended by the addition of the following:

          Tenant agrees and acknowledges that it shall be responsible, at its sole cost and expense, for (i) ensuring that the core hardware to be installed on all doors within Block Three by Tenant shall be Building-Standard lever type where required by the ADA; (ii) ensuring that the toilet rooms within Block Three are in compliance with the ADA; (iii) upgrading the lobby separation doors on each floor of Block Three in accordance with applicable Requirements; and (iv) replacing the existing ceiling tiles and lighting in Block Three in accordance with Building standards as reasonably established by Landlord.

     Section 13.7(a) of the Lease is hereby amended by the addition of the following: "For so long as Flycast Corporation, Inc. is a Related Corporation, Landlord hereby consents to its occupancy of the Premises."

     Section 28.5 of the Lease is hereby amended to provide that the provisions thereof shall not be applicable to the Security Deposit (Block Three). In addition, the second to last sentence of Section 28.5 is hereby amended by the addition of the following to the end thereof: "and, if a replacement Letter of Credit is delivered, Landlord shall return the prior Letter of Credit."

     Article 28 of the Lease is hereby amended by the addition of Section 28.6, to read as follows:

               SECTION 28.6 REDUCTION. If no Event of Default then exists, then, provided that Tenant complies with the

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          provisions of this Section 28.6, then (i) on the 2nd anniversary of the Rent Commencement Date (Block Three), the Security Deposit (Block Three) shall be reduced to $1,995,741.00, (ii) provided the Security Deposit (Block Three) shall have previously been reduced pursuant to the preceding clause (i), on the 3rd anniversary of the Rent Commencement Date (Block Three), the Security Deposit (Block Three) shall be reduced to $1,496,805.00; and (iii) provided the Security Deposit (Block Three) shall have previously been reduced pursuant to the preceding clauses (i) and (ii), on the 4th anniversary of the Rent Commencement Date (Block Three) the Security Deposit (Block Three) shall be reduced to $997,870.00. The Security Deposit (Block Three) shall be reduced as follows: (A) if the Security Deposit (Block Three) is in the form of cash, Landlord shall, within 10 Business Days following notice by Tenant to Landlord that Tenant is entitled to reduce the Security Deposit (Block Three) pursuant to this Section 28.6, deliver to Tenant the amount by which the Security Deposit (Block Three) is reduced, or (B) if the Security Deposit (Block Three) is in the form of a Letter of Credit, Tenant shall deliver to Landlord an amendment to the Letter of Credit (which amendment must be reasonably accepted to Landlord in all respects), reducing the amount of the Letter of Credit by the amount of the permitted reduction, and Landlord shall execute the amendment and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof and, if a replacement Letter of Credit is delivered, Landlord shall return the prior Letter of Credit. If Tenant delivers to Landlord an amendment to the Letter of Credit in accordance with the terms hereof, Landlord shall, within 10 Business Days after delivery of such amendment, either (1) provide its reasonable objections to such amendment, or (2) execute such amendment of the Letter of Credit in accordance with the terms hereof.

     Construction of the Initial Installations to Block Three shall be in accordance with the Workletter attached hereto as Exhibit B.

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     In all other respects, the Lease remains unchanged and in full force and effect, including, without limitation, Tenant's obligation to maintain insurance as set forth in the Lease. In the event of any conflict between this First Amendment and the Lease, the terms of this First Amendment shall control. Tenant acknowledges that Landlord is not in default in the performance of any of its obligations under the Lease, and that Tenant has no claims or setoffs of any kind.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Office Lease as of the date set forth above.


LANDLORD:                                 TENANT:

TST 555/575 MARKET, L.L.C.,               ENGAGE TECHNOLOGIES, INC.,
A Delaware limited liability company      a Delaware corporation


By:   /s/ Andrew J. Nathan                By:  /s/ Michael K. Baker
      -----------------------------            ------------------------------

Its:  Vice President                      Its: V.P and General Counsel
      -----------------------------            ------------------------------


                                          By:  /s/ Stephen A. Royal
                                               ------------------------------

                                          Its: CFO
                                               ------------------------------